Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES DECEMBER SALES RESULTS

HUDSON, OH — January 4, 2007 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that December net sales decreased 5.9% to $257.5 million versus $273.5 million in the same period last year. December same-store sales decreased 6.9% versus a 0.5% decrease last year.

For the first nine weeks of the fourth quarter, net sales decreased 4.5% to $442.8 million from $463.7 million for the same period last year. Same-store sales during the nine-week period declined 6.0% compared to a same-store sales decrease of 2.9% for the same period last year.

Year-to-date net sales decreased 2.8% to $1.693 billion from $1.742 billion in the prior year. Same-store sales decreased 5.8% year-to-date versus a 0.6% same-store sales decrease for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 641 Jo-Ann Fabrics and Crafts traditional stores and 173 Jo-Ann superstores.